EXHIBIT 99.1

Hemisphere Media Group Announces Closing of Underwriters’ Option to Purchase Additional Shares
June 1, 2015
MIAMI, FL – June 1, 2015 – Hemisphere Media Group, Inc. (NASDAQ:HMTV) (“Hemisphere” or the “Company”) announced today that on May 29, 2015, it issued 479,337 shares of its Class A common stock pursuant to the exercise in full by the underwriters of their option to purchase additional shares in connection with the Company’s recent secondary public offering of 3,195,583 shares of Class A common stock, which closed on May 13, 2015.  The shares sold pursuant to the underwriters’ option were sold at a price of $12.00 per share, less underwriting discounts and commissions, generating net proceeds to the Company of approximately $5.4 million, less transaction expenses incurred by the Company. The Company plans to use the proceeds from the offering for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness and capital expenditures and may also use a portion to acquire or invest in complementary products or businesses.
RBC Capital Markets, LLC acted as the lead bookrunning manager of the offering. Guggenheim Securities, LLC and Stifel, Nicolaus & Company, Incorporated acted as joint bookrunning managers of the offering, and Maxim Group LLC acted as a co-manager of the offering. A registration statement relating to the securities was filed with, and declared effective, on May 7, 2015 by the U.S. Securities and Exchange Commission (the “SEC”).
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of Class A common stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus may be obtained from the offices of RBC Capital Markets, LLC, Attention: Equity Syndicate; 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Phone: 877-822-4089; Fax: 212-428-6260; Email: equityprospectus@rbccm.com.
Forward-Looking Statements
This press release may contain certain statements about Hemisphere that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,”

“strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in Hemisphere's most recent Annual Report on Form 10-K, filed with the SEC, as they may be updated in any future reports filed with the SEC, including the Form S-3 filed with the SEC for the offering for which this press release relates. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.
About Hemisphere Media Group, Inc.
Hemisphere Media Group (NASDAQ:HMTV) is the only publicly-traded pure-play U.S. Spanish-language TV/cable network business serving the high-growth U.S. Hispanic population. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico.

For Hemisphere Media Group, Inc.:
Robin Weinberg/Patrick Scanlan, 212-687-8080
Source: Hemisphere Media Group, Inc.